Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.0001 par value, of Jason Industries, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 22, 2014

QUINPARIO PARTNERS I, LLC By: Quinpario Partners LLC, as managing member

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
	Title:	Managing Member

QUINPARIO PARTNERS LLC

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
	Title:	Managing Member

JEFFRY N. QUINN FAMILY TRUST UAD 8/10/2012

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
Title:

JEFFRY N. QUINN FAMILY TRUST UAD 8/10/2012 FBO GRACE QUINN

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
Title:

JEFFRY N. QUINN FAMILY TRUST UAD 8/10/2012 FBO SARAH QUINN

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
Title:

THE QUINN GROUP LLC

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
	Title:	Managing Member

JEFFRY N. QUINN REVOCABLE TRUST DATED JULY 28, 2000, AS AMENDED

By:	/s/ Jeffry N. Quinn
	Name:	Jeffry N. Quinn
Title:

/s/ Jeffry N. Quinn
JEFFRY N. QUINN